Exhibit 4.1(a)

AMENDMENT TO STOCKHOLDERS AGREEMENT

This Amendment to Stockholders Agreement (this “Amendment”), dated as of 10/29/2019 (the “Amendment Date”), amends the Stockholders Agreement (the “Stockholders Agreement”), dated as of October 1, 2016, by and among Salt Blockchain Inc., a Delaware corporation (the “Company”) and each of the stockholders listed on signature pages attached thereto (the “Purchasers”). Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Stockholders Agreement.

RECITALS

WHEREAS, the Stockholders Agreement provides that it may not be amended or modified except by a written document that is executed by the holders of more than seventy-five percent (75%) of the outstanding Stockholder Shares; and

WHEREAS, the undersigned represent more than seventy-five percent (75%) of the outstanding Stockholder Shares and wish to amend specific terms of the Stockholders Agreement as described below.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

1.	AMENDMENT OF SECTION 6(a). The first sentence in Section 6(a) of the Stockholders Agreement is hereby amended and restated to read as follows:

“For a period of one year after the Amendment Date, each Stockholder will not engage in, become financially interested in, be employed by or have any business connection with any other person, corporation, firm, partnership or other entity that competes, or should have been known by him or her to compete, directly with the Company or its affiliates in the business of (i) providing loans or credit secured or backed by crypto-currency assets or (ii) providing loans or credit denominated in crypto-currency assets, in each case in the United States, Europe, Asia, or Australia (collectively, the “Geographic Area”); provided, however, that anything above to the contrary notwithstanding, any Stockholder may own, as a passive investor, securities of any entity which are listed or traded on a national stock exchange, so long as her beneficial holdings in such entity shall not in the aggregate constitute five percent (5%) or more of any class of capital stock of such entity.”

2.	AMENDMENT OF SECTION 6(b). The penultimate sentence of Section 6(b) of the Stockholders Agreement is hereby amended and restated to read as follows:

“Therefore, should legal proceedings have to be brought by the Company against a Stockholder to enforce this Agreement, the period of restriction under Section 6(a) shall be deemed to begin running on the date of entry of the court order granting the Company preliminary injunctive relief and shall continue uninterrupted for the succeeding one (1) year.”

3.	NO OTHER AMENDMENTS. Except as expressly modified by this Amendment, the terms of the Stockholders Agreement shall remain in full force and effect.

4.

GOVERNING LAW. This Amendment and the application or interpretation hereof shall be governed exclusively by the internal laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

5.

COUNTERPARTS; FACSIMILE. This Amendment may be delivered via facsimile or electronic mail and may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

COMPANY: SALT BLOCKCHAIN INC.

By:
Name:	Benjamin vabion
Title:	Executive Chairman and CEO

[SIGNATURE PAGE TO AMENDMENT TO STOCKHOLDERS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

STOCKHOLDERS:

Name: Blake Cohen

Name: Caleb Slade

[SIGNATURE PAGE TO AMENDMENT TO STOCKHOLDERS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

STOCKHOLDERS:

Name: Benjamin Yablon

[SIGNATURE PAGE TO AMENDMENT TO STOCKHOLDERS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

STOCKHOLDERS: Owen Enterprise, LLC

By:
Name:	Owen Enterprise, LLC
Title:	Manager

[SIGNATURE PAGE TO AMENDMENT TO STOCKHOLDERS AGREEMENT]